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                                                                   EXHIBIT 10.12

                               ESCROW AGREEMENT

        THIS ESCROW AGREEMENT, made and entered into as of this _____ day of ________________, 2001, by and between RETRACTABLE TECHNOLOGIES, INC. (the "Company") and TEXAS BANK - WEATHERFORD (the "Escrow Agent").

        WHEREAS, the Company is offering investors up to 2,000,000 shares of Common Stock in a public offering upon the terms and conditions set forth in a Prospectus, copies of which have been delivered to the Escrow Agent.

        WHEREAS, The Company desires to make appropriate arrangements with the Escrow Agent for placing in escrow certain monies committed by investors for the purchase of such Common Stock and for the delivery of such monies to the respective investor or the Company, as the case may be.

        NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, the parties hereto, intending to be legally bound, and to set forth in this Agreement their respective rights, duties and obligations in connection with the holding and delivery of the Escrow Funds, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

        The following terms, wherever used in this Escrow Agreement, shall have the following meanings:

        1.01  "Escrow Agent" shall mean TEXAS BANK - WEATHERFORD.

        1.02 "Escrow Agreement" shall mean this Escrow Agreement and as appropriate, all amendments and supplements thereof, if any.

        1.03 "Escrow Funds" shall mean monies committed by investors for the purchase of the Common Stock delivered to the Escrow Agent pursuant to the Escrow Agreement.

        1.04 "Offering" shall mean the Offering of the Common Stock pursuant to the terms of the Prospectus.

        1.05 "Company" shall mean RETRACTABLE TECHNOLOGIES, INC., a Texas corporation.





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        1.06  "Prospectus" shall mean the Form SB-2 Registration Statement of the Company dated ___________, 2001 and as subsequently amended.

        1.07 "Subscriber" shall mean any person committing to purchase Common Stock by executing a Subscription Agreement and delivering such document and the funds necessary for payment in full for said Common Stock; and, "Subscribers" shall mean all such Subscribers collectively.

        1.08 "Termination Date" shall mean the earliest to occur of the following:

              (a)  The sale of 2,000,000 shares of Common Stock, or

              (b) ________________, 2001, unless extended by the Company in writing for an additional ninety (90) days to ________________, 2001.

        1.09 "Common Stock" shall mean 2,000,000 shares of Common Stock at $_____ per share each and offered pursuant to the Prospectus.


                                  ARTICLE II
                           ACCEPTANCE OF APPOINTMENT
                    DELIVERY OF ESCROW FUNDS, COMPENSATION

        2.01 Acceptance of Appointment. Escrow Agent hereby agrees to act as Escrow Agent under the Escrow Agreement.

        2.02 Delivery of Escrow Funds. All funds committed by Subscribers for the subscription of Common Stock will be promptly deposited with the Escrow Agent and will be held by the Escrow Agent in escrow, as provided in this Escrow Agreement for the benefit of the Company and the Subscribers, pending delivery of Escrow Funds to the Company or return thereof to the Subscribers pursuant to the terms thereof. The Company shall simultaneously with the delivery of such funds, deliver to Escrow Agent executed counterparts of the Subscription Agreement related to the particular Escrow Funds so delivered.

        2.03 Investment of Escrow Funds; Compensation. The Escrow Agent shall, during the term of the escrow provided for hereby, deposit the Escrow Funds in such accounts permitted by the appropriate Government Agency, if any, and the NASD, such as money market accounts issued by banks or short-term government obligations. The account shall bear interest and the funds may be deposited or withdrawn upon immediate notice and without penalty and with no time maturity.




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                                  ARTICLE III
                              CONDITION OF ESCROW


        3.01 Duration of Escrow and Delivery of Escrow Funds. The Escrow Agent shall hold all of the Escrow Funds until the occurrence of one of the following events, and upon such occurrence shall deliver the Escrow Funds as follows:

              (a) If the Escrow Agent shall have received written notice from the Company that less than 30,000 shares of Common Stock have been sold at the Termination Date, or any extension thereof, all Escrow Funds shall promptly be released from escrow and returned to the respective Subscribers at the addresses specified on the signature page of their Subscription Agreement.

              (b) If the Escrow Agent shall have received written notice from the Company prior to the Termination Date, or any extension thereof, that at least 30,000 shares of Common Stock have been sold, the Escrow Agent shall release from escrow and deliver to the Company the Escrow Funds.

              (c) If the Escrow Agent shall have received written notice from the Company prior to the termination date, or any extension thereof, that more than 30,000 shares of Common Stock have been sold, the Escrow Agent shall release from escrow and deliver to the Company, all of said Escrow Funds. All funds will be returned to those Subscribers not selected by the Company to participate in the Common Stock Offering.

        3.02 Rights, Privileges, Immunities and Liabilities of Escrow Agent. The following shall govern the rights, privileges, immunities and liabilities of the Escrow Agent:

              (a) The Escrow Agent is not a party to, and is not bound by any agreements with the Company or the Subscribers relating to this offering, other than this Agreement.

              (b) The Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the Escrow Funds, or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing same.



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              (c)  The obligations of the Escrow Agent to the Subscribers under this Agreement shall not be terminated by any act of a Subscriber or by operation of law, whether by death or incapacity of a Subscriber or the occurrence of any other event, or in the case the Subscriber is acting on behalf of a trust. If a Subscriber should die or become incapacitated or, in the case of a trust, if the trust should terminate, or if any other such event occurs before the termination of this Agreement, the Escrow Agent is authorized and directed to deal with the Escrow Funds in accordance with the provisions of this Agreement, as if such death, incapacity, termination or other event had not occurred, regardless of whether the Escrow Agent receives notice thereof.

              (d) In the event the Escrow Agent becomes involved in litigation or incurs liability in connection with this escrow or its duties as Escrow Agent, the Company agrees to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorneys' fees suffered or incurred by the Escrow Agent, except such as may result from the Escrow Agent's willful misconduct or gross negligence.

              (e) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent certificate, receipt authorization, power of attorney, or other documents which the Escrow Agent in good faith believes to be genuine.

              (f) In the event of any disagreement between the Company or the Subscribers resulting in adverse claims or demands being made in connection with the Escrow Funds, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its discretion, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act. The Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing, signed by all such parties. The rights of the Escrow Agent under



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                   this paragraph are cumulative of all other rights which it may have by law or otherwise.

              (g) After the Escrow Agent has delivered all of the Escrow Funds pursuant to the terms of this Escrow Agreement, it shall be discharged from any further obligations hereunder.

                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS

        4.01 Notices. Any and all notices permitted or required to be given under the terms hereof shall be in writing and may be served by certified mail, return receipt requested, postage prepaid, and addressed to the party to be notified at the appropriate address specified below, or by delivering the same in person to such party, or by prepaid telegram, cablegram, or radiogram, addressed to the party to be notified at said address. Any notice given in any authorized manner shall be effective only if and when received. The mailing addresses of the parties are as follows:

              The Company         Retractable Technologies, Inc.
                                  511 Lobo Lane, P.O. Box 9
                                  Little Elm, TX 75068-0009
                                  Attention: Thomas J. Shaw

              The Escrow Agent    Texas Bank - Weatherford
                                  102 North Main
                                  Weatherford, TX 76086
                                  Attention: Lea Ann Wadell

              The Subscribers     Address specified in their
                                  Subscription Agreements

        4.02 Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the Company and the Escrow Agent, and their respective successors and assigns and each Subscriber, his heirs, successors, assigns, and legal representatives (upon execution and delivery to the Escrow Agent of a Subscription Agreement).

        4.03 Article and Paragraph Headings. The article and paragraph headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the mean of interpretation of this Escrow Agreement.



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        4.04  Choice of Law. This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of Texas, and venue in any action arising hereunder shall be in a court of competent jurisdiction in Denton County, Texas.

        4.05 Holidays. Wherever under the terms and provisions of this Escrow Agreement the time for performance of a condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day.

        4.06 Pronouns. The necessary grammatical changes required to make the provisions of this Escrow Agreement apply in singular or the plural sense, the masculine or the feminine gender and to either corporations, associations, partnerships, fiduciaries or individuals, shall in all instances be assigned as though each were fully expressed.

        4.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        4.08 Effective Date. The effective date of this Escrow Agreement as between the Company and the Escrow Agent shall be the _____ day of _________, 2001, and shall be effective as to each Subscriber upon the execution and delivery of the signature page of his Subscription Agreement.

        EXECUTED this _____ day of ________________, 2001.

The "Company"                                   The "Escrow Agent"

Retractable Technologies, Inc.                  Texas Bank - Weatherford


By:                                             By:
   ----------------------------                    --------------------------
     Thomas J. Shaw,                                 Lee Ann Weddel
     President and CEO                               Executive Vice President